Exhibit 99.1

****** IMPORTANT ******

Dear ImmunoCellular Therapeutics, Ltd. Stockholder:

By now, you should have received your proxy material for the 2016 ImmunoCellular Therapeutics, Ltd. Special Meeting scheduled to be held on November 14, 2016. The tabulator's records indicate you have not yet voted your shares at the time of the mailing of this reminder letter.

Your vote is extremely important. **PLEASE CAST YOUR VOTE TODAY.** The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

Your Board recommends you vote ***"FOR"*** the proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's common stock whereby each outstanding forty shares of Common Stock would be combined, converted and changed into one share of Common Stock and a reduction in the number of authorized shares of the Common Stock from 249,000,000 to 25,000,000 shares and ***"FOR"*** the adjournment proposal.

******* PLEASE VOTE TODAY*******

If you sign and return the enclosed voting form without indicating a different choice your shares will be voted as recommended by your Board of Directors.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali at (877) 787-9239.

Thank you for your investment in ImmunoCellular Therapeutics, Ltd., and for taking the time to vote your shares.

Sincerely yours,

Gary Titus

Gary S. Titus
Chairman of the Board

ImmunoCellular
Immunocellular Therapeutics Ltd.

**** 3 EASY WAYS TO VOTE ****
YOUR VOTE IS IMPORTANT - VOTE TODAY!

1. **Vote by Internet**: Go to www.proxyvote.com. Have your control number listed on the voting form ready and follow the simple instructions.
2. **Vote by Phone**: Please call the toll free number listed on your voting form. Have your control number listed on the voting form ready and follow the simple instructions.
3. **Vote by Mail**: Mark, sign and date your voting form and return it in the postage-paid return envelope.